As filed with the Securities and Exchange Commission on May 18, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

EURONAV NV
(Exact name of Registrant as specified in its charter)

________________________

Belgium (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

Euronav NV De Gerlachekaai 20 2000 Antwerpen Belgium Tel: 011-32-3-247-4411	Seward & Kissel LLP Attention: Keith Billotti, Esq. Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)
________________________

Copies to:

Keith Billotti, Esq.
Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200 (telephone number)
(212) 480-8421 (facsimile number)
________________________

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting
Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary shares, no par value
Preferred shares
Debt securities
Warrants(2)
Purchase contracts(3)
Rights(4)
Units(5)
Total	Indeterminate	Indeterminate	Indeterminate	$0
 _________________________
(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Also includes such indeterminate amount of debt securities and number of ordinary shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities. In connection with the securities offered hereby, the Registrant is deferring payment of all of the registration fees and will pay registration fees on a "pay-as-you-go" basis in accordance with Rule 456(b) and Rule 457(r).

(2)	Registered hereunder are an indeterminate number of warrants as may from time to time be sold at indeterminate prices.
(3)	Registered hereunder are an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.
(4)	Registered hereunder are an indeterminate number of rights as may from time to time be sold at indeterminate prices.
(5)	Registered hereunder are an indeterminate number of units as may from time to time be sold at indeterminate prices. Units may consist of any combination of securities registered hereunder.

Prospectus

Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we or any selling shareholder may periodically offer ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities.  The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be set forth in an amendment to the Registration Statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.
The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our ordinary shares are listed on the New York Stock Exchange and the Euronext Brussels under the symbol "EURN."
Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled "Cautionary Statement Regarding Forward-Looking Statements" and the section entitled "Risk Factors" beginning on page 4 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The date of this prospectus is May 18, 2020.

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	4
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	5
USE OF PROCEEDS	8
CAPITALIZATION AND INDEBTEDNESS	9
PLAN OF DISTRIBUTION	10
DESCRIPTION OF SHARE CAPITAL	12
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF PURCHASE CONTRACTS	21
DESCRIPTION OF RIGHTS	22
DESCRIPTION OF UNITS	23
TAX CONSIDERATIONS	24
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	25
EXPENSES	26
LEGAL MATTERS	26
EXPERTS	26
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

_________________________________________________

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell, from time to time, our ordinary shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units described in this prospectus, in one or more offerings. No limit exists on the aggregate amount of the securities we or any selling shareholder may sell pursuant to the Registration Statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, prices and terms of the offered securities. We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading "Where You Can Find Additional Information."
This prospectus and any prospectus supplement are part of a Registration Statement that we filed with the Commission and do not contain all the information in the Registration Statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the Registration Statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the Registration Statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
Unless the context otherwise requires, when used in this prospectus, all references to "Euronav," the "Company," "we," "our," and "us" refer to Euronav NV and its subsidiaries. Unless otherwise indicated, all references to "U.S. dollars," "USD," "dollars," "US$" and "$" in this prospectus are to the lawful currency of the United States of America and references to "Euro," "EUR," and "€" are to the lawful currency of Belgium.  We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.  We have a fiscal year end of December 31.
We refer to our "U.S. Shares" as those shares of the Company with no par value that are reflected in the U.S. component of our share register, or the U.S. Register, that is maintained by Computershare Trust Company N.A., or Computershare, our U.S. transfer agent and registrar, and are formatted for trading on the New York Stock Exchange, or the NYSE. The U.S. Shares are identified by CUSIP B38564 108.  We refer to our "Belgian Shares" as those shares of the Company with no par value that are reflected in the Belgian component of our share register, or the Belgian Register, that is maintained by De Interprofessionele Effectendeposito- en Girokas (CIK) NV (acting under the commercial name Euroclear Belgium), or Euroclear Belgium, our agent, and are formatted for trading on Euronext Brussels. The Belgian Shares are identified by ISIN BE0003816338. Our U.S. Shares and our Belgian Shares taken together are collectively referred to as our "ordinary shares." For further discussion of the maintenance of our share register, please see "Description of Share Capital."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. It may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the information incorporated by reference herein, including the section entitled "Risk Factors."
Our Company
Euronav NV was incorporated under the laws of Belgium on June 26, 2003, and we grew out of the combination of certain tanker businesses carried out by three companies that had a strong presence in the shipping industry: Compagnie Maritime Belge NV, formed in 1895, Compagnie Nationale de Navigation SA, formed in 1938, and Ceres Hellenic Shipping Enterprises Ltd., formed in 1950. Our predecessor started doing business under the name "Euronav" in 1989.
We are a fully-integrated provider of international maritime shipping and offshore services engaged primarily in the transportation and storage of crude oil. As of April 14, 2020, we owned or operated a modern fleet of 75 vessels (including four chartered-in vessels) with an aggregate carrying capacity of approximately 19.0 million deadweight tons, or dwt, consisting of 46 very large crude carriers (including four under construction as of April 14, 2020), or VLCCs, two V-plus, 25 Suezmax vessels, and two floating, storage and offloading vessels, or FSOs (both owned through 50/50 joint ventures). The average age of our fleet as of April 14, 2020 was approximately 7.5 years for our VLCC fleet and 11.0 years for our Suezmax fleet, as compared to an industry average age as of April 14, 2020 of approximately 9.2 years for the VLCC fleet and 10.1 years for the Suezmax fleet.

We currently charter our vessels, non-exclusively, to leading international energy companies, such as North Oil Company, or NOC, (whose shareholders are Qatar Petroleum Oil & Gas Limited and Total E&P Golfe Limited), Total S.A. or Total and Valero or their respective subsidiaries, although there is no guarantee that these companies will continue their relationships with us. We pursue a chartering strategy that seeks an optimal mix of employment of our vessels depending on the fluctuations of freight rates in the market and our own judgment as to the direction of those rates in the future. Our vessels are therefore routinely employed on a combination of spot market voyages, fixed-rate contracts and long-term time charters, which typically include a profit sharing component. We principally employ our VLCCs through the TI Pool, a spot market oriented pool in which we were a founding member in 2000. As of April 14, 2020, 22 of our vessels were employed directly in the spot market, 39 of our vessels were employed in the TI Pool, 8 of our vessels were employed on long-term charters, of which the average remaining duration is 3 years, including five with profit sharing components, and our two FSOs were employed on long-term service contracts. While we believe that our chartering strategy allows us to capitalize on opportunities in an environment of increasing rates by maximizing our exposure to the spot market, our vessels operating in the spot market may be subject to market downturns to the extent spot market rates or need for spot voyages decline. At times when the freight market may become more challenging, we will try to timely shift our exposure to more time charter contracts and potentially dispose of some of our assets which should provide us with incremental stable cash flows and stronger utilization rates supporting our business during periods of market weakness. We believe that our chartering strategy and our fleet size management, combined with the leadership of our experienced management team should enable us to capture value during cyclical upswings and to withstand the challenging operating environment such as the one seen in the years from 2010 to 2013 and seen in 2018.
Our ordinary shares have traded under the symbol "EURN" on Euronext Brussels since December 2004 and the New York Stock Exchange since January 2015.

Corporate Structure
We were incorporated under the laws of Belgium on June 26, 2003. We own our vessels either directly at the parent level, indirectly through our wholly-owned vessel owning subsidiaries, or jointly through our 50%-owned joint ventures. We conduct our vessel operations through our wholly-owned subsidiaries, including Gener8 Maritime, Inc. (which became a wholly-owned subsidiary as a result of the Agreement and Plan of Merger completed in June 2018), Euronav Ship Management SAS, Euronav SAS, Euronav Ship Management (Hellas) Ltd. and Euronav Singapore Pte. Ltd., and also through the TI Pool. Our subsidiaries and 50%-owned joint ventures are incorporated under the laws of Belgium, France, United Kingdom, Liberia, Luxembourg, Cyprus, Hong Kong, Singapore, Bermuda and the Marshall Islands. Our vessels are flagged in Belgium, the Marshall Islands, France, Liberia and Greece.
Principal Executive Offices
Our principal executive headquarters are located at De Gerlachekaai 20, 2000 Antwerpen, Belgium. Our telephone number at that address is 011-32-3-247-4411. We also have offices located in the United Kingdom, France, Greece, Singapore and Hong Kong. Our website is www.euronav.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and in any prospectus supplement, including the risks described under the heading "Risk Factors" in our Annual Report on Form 20-F filed with the Commission on April 29, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information."
The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results or events. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," "intend," "seek", "plan," "target," "project," "potential", "continue", "contemplate", "possible", "likely," "may," "might", "will," "would," "could" and similar expressions, terms, or phrases may identify forward-looking statements.
These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and our future financial results and readers should not place undue reliance on them. The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to important factors and matters discussed elsewhere in this prospectus and in the documents incorporated by reference herein, important factors that, in our view, could cause our actual results and developments to differ materially from those discussed in the forward-looking statements include:
•	the strength of world economies and currencies;
•
the length and severity of the recent coronavirus (COVID-19) outbreak, including its impacts across our business on demand for our vessels, our global operations, counterparty risk as well as its disruption to the global economy;

•	fluctuations in interest rates and foreign exchange rates;
•	general market conditions, including the market for our vessels, fluctuations in spot and charter rates and vessel values;
•	availability of financing and refinancing;
•	our business strategy and other plans and objectives for growth and future operations;
•	our ability to successfully employ our existing and newbuilding vessels;
•	planned capital expenditures and availability of capital resources to fund capital expenditures;
•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	our ability to realize the expected benefits from acquisitions;

•	the anticipated benefits of the merger with Gener8 Maritime Inc. are not realized within the expected timeframe or at all;
•	the successful integration of the assets and activities acquired through the merger with Gener8 Maritime Inc.;
•	potential liability from pending or future litigation;
•	general domestic and international political conditions, including trade wars and disagreements between oil producing countries;
•	potential disruption of shipping routes due to accidents or political events;
•	vessels breakdowns and instances of off-hire;
•	competition within our industry;
•	the supply of and demand for vessels comparable to ours;
•	corruption, piracy, militant activities, political instability, terrorism, ethnic unrest in locations where we may operate;
•	delays and cost overruns in construction projects;
•	our level of indebtedness;
•	the impact of the discontinuance of LIBOR after 2021 on interest rates of our debt that reference LIBOR;
•	our ability to obtain financing and comply with the restrictive and other covenants in our financing arrangements;
•	our need for cash to meet our debt service obligations;
•	our levels of operating and maintenance costs, including bunker prices, drydocking and insurance costs;
•	reputational risk;
•	availability of skilled workers and the related labor costs;
•	compliance with governmental, tax, environmental and safety regulation and related costs;
•	Environmental, Social and Governance (ESG) expectations of investors, banks and other stakeholders and related costs related to compliance with ESG measures;
•
any non-compliance with the amendments by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels, or IMO, (the amendments hereinafter referred to as IMO 2020), to Annex VI to the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, collectively referred to as MARPOL 73/78 and herein as MARPOL, which will reduce the maximum amount of sulfur that vessels may emit into the air and applies to us as of January 1, 2020;

•	any non-compliance with the International Convention for the Control and Management of Ships' Ballast Water and Sediments (BWM) which was applicable to us as of September 2019;

•
any non-compliance with the European Ship Recycling regulation for large commercial seagoing vessels flying the flag of an European Union, or EU, Member State which forces shipowners to recycle their ships only in safe and sound ship recycling facilities included in the European List of ship recycling facilities which is applicable to us as of January 1, 2019;

•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;
•	general economic conditions and conditions in the oil and natural gas industry;
•	effects of new products and new technology in our industry;
•	termination of our customer contracts;
•	the failure of counterparties to fully perform their contracts with us;
•	our dependence on key personnel;
•	adequacy of our insurance coverage;
•	our ability to obtain indemnities from customers;
•	changes in laws, treaties or regulations;
•	the volatility of the price of our ordinary shares; and
•	other important factors described from time to time in the reports we file and furnish with the Commission or that may affect our future results.
These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. These forward-looking statements are made only as of the date of this Registration Statement. These forward looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of their dates. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks and uncertainties, please see the section of this prospectus entitled "Risk Factors."

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement.  We will not receive any proceeds from sales of our securities by the selling shareholders.

CAPITALIZATION AND INDEBTEDNESS
A prospectus supplement or a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference will include information about our capitalization and indebtedness.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or the selling shareholders may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the selling shareholders may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our ordinary shares by broker-dealers;
•	sell ordinary shares short and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require us or the selling shareholder to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or

•	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, any selling shareholder or borrowed from us or any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market.  The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for our ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the selling shareholders' securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the description of our share capital. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our share capital and the material terms of our Articles of Association contained in our Annual Report on Form 20-F, filed with the Commission on April 29, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our Articles of Association, a copy of which has been filed as an exhibit thereto.  Please see the section of this prospectus entitled "Where You Can Find Additional Information."
Issued and Authorized Capitalization
Our share capital consists of ordinary shares issued without par value. Under Belgian law, shares without par value are deemed to have a "nominal" value equal to the total amount of share capital divided by the number of shares. As of May 18, 2020, our issued (and fully paid up) share capital was $239,147,505.82 which is represented by 220,024,713 ordinary shares with no par value. The nominal value of our ordinary shares is $1.086912 per share. As of April 29, 2020, the Company held 4,946,216 of its ordinary shares as treasury shares. The shareholders' meeting on February 20, 2020 authorized the Supervisory Board to increase the share capital one or several times (i) by a total maximum amount of $25,000,000, whereby the Supervisory Board is authorized to restrict or suspend the preferential subscription rights of the existing shareholders, and (ii) by a total maximum amount of $120,000,000, whereby the Supervisory Board is not authorized to restrict or suspend the preferential subscription rights of the existing shareholders, for a period of five years as from March 16, 2020, subject to the terms and conditions to be determined by our Supervisory Board. Taking into account the fractional value of $1.086912 per share, the authorized capital of $120,000,000 allows the Supervisory Board to issue additionally up to 110,404,522 ordinary shares without future shareholder approval. As of May 4, 2020, and taking into account that no ordinary shares have been issued by the Supervisory Board within the framework of the authorized capital since the shareholders' meeting of February 20, 2020, our Supervisory Board is authorized to issue up to an additional 110,404,522 ordinary shares without future shareholder approval.
Description of Ordinary Shares
Each outstanding ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders. Each share represents an identical fraction of the share capital and is either in registered or dematerialized form.
Description of Preferred Shares
We may offer and issue one or more series of preferred stock. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preferred shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.  Belgian company law and/or our Articles of Association may require shareholder approval for the establishment of a series of preferred stock.
Share Register and Listings
We maintain a share register in Belgium, the Belgian Register, maintained by Euroclear Belgium, on which our Belgian Shares are reflected.  Our U.S. Shares are reflected in our U.S. Register that is maintained by Computershare.
Only the U.S. Shares, which have CUSIP B38564 108 and are reflected in the U.S. Register, may be traded on the NYSE. Only the Belgian Shares, which have ISIN BE0003816338 and are reflected in the Belgian Register, may be traded on Euronext Brussels.

For Belgian Shares to be traded on the NYSE and for U.S. Shares to be traded on Euronext Brussels, shareholders must reposition their shares to the appropriate component of our share register (the U.S. Register for listing and trading on the NYSE and the Belgian Register for listing and trading on Euronext Brussels).  As part of the repositioning procedure, the shares to be repositioned would be debited from the Belgian Register or the U.S. Register, as applicable, and cancelled from the holder's securities account, and simultaneously credited to the relevant register (the Belgian Register for shares to be eligible for listing and trading on Euronext Brussels and the U.S. Register for shares to be eligible for listing and trading on the NYSE) and deposited in the holder's securities account. The repositioning procedure is normally completed within three trading days, but may take longer and the Company cannot guarantee the timing.  The Company may suspend the repositioning of shares for periods of time, which we refer to as "freeze periods," for certain corporate events, including the payment of dividends or shareholder meetings. In such cases, the Company plans to inform its shareholders about such freeze periods on its website.
Agents
The registrar and transfer agent for our U.S. Shares is Computershare Trust Company N.A. Our Belgian Register is maintained by Euroclear Belgium, our agent.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the Registration Statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the Registration Statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as "subsequent filings."  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series. You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the obligations under the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
Unless the debt securities qualify as bonds ("obligaties" / "obligations") under Belgian company law, we expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.  Other terms of our debt securities that do not qualify as bonds ("obligaties" / "obligations") under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.
In the event the debt securities, however, do qualify as bonds ("obligaties" / "obligations") under Belgian company law, the rights of the respective holders may only be modified if the provisions relating to general meetings of bondholders ("algemene vergadering van obligatiehouders" / "assemblée générale des obligataires") as set forth in the Belgian Code of Companies and Associations are complied with.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency, failure to pay final court judgments or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The warrants will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are a company incorporated under Belgian law, certain aspects of the warrants may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are a company incorporated under Belgian law, certain aspects of the purchase contracts may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
The rights will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are a company incorporated under Belgian law, certain aspects of the rights may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.
The unit agreement under which a unit is issued will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto). However, since we are a company incorporated under Belgian law, certain aspects of the unit agreement may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement (or a post-effective amendment hereto).

TAX CONSIDERATIONS
United States Federal Income Tax Considerations
Our Annual Report on Form 20-F filed with the Commission on April 29, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
Non-United States Tax Considerations
Our Annual Report on Form 20-F filed with the Commission on April 29, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Belgian tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of Belgium as a corporation. Belgium has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Argo Law, our counsel as to Belgian law, has advised us that there is uncertainty as to whether the courts of Belgium would (1) recognize or enforce against us, or our directors or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in Belgium, based on applicable U.S. federal and state securities laws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
$(1)
Commission Registration Fee	$	*
Printing and Engraving Expenses	$	*
Legal Fees and Expenses	$	*
Accountants' Fees and Expenses	$	*
NYSE Supplemental Listing Fee	$	*
FINRA Fee		$0
Blue Sky Fees and Expenses	$	*
Transfer Agent's Fees and Expenses	$	*
Miscellaneous Costs	$	*
Total	$	*

(1)
The Registrant is registering an indeterminate amount of securities under the Registration Statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to report on Form 6-K that is incorporated by reference into this Registration Statement.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of United States and New York law.  The validity of securities offered by this prospectus will be passed upon for us by Argo Law with respect to matters of Belgian law.
EXPERTS
The consolidated financial statements of Euronav NV as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG Bedrijfsrevisoren—Réviseurs d' Entreprises Burg. CVBA, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the accounting for leases in 2019 and a change in 2018 to the accounting for revenue from contracts with customers.
The sections included in the Company's Annual Report on Form 20-F for the year ended December 31, 2019 which have been attributed to Drewry Shipping Consultants Ltd., including the section entitled "The International Oil Tanker Shipping Industry," have been reviewed by Drewry Shipping Consultants Ltd., which has confirmed to us that such sections accurately describe the international tanker market, subject to the availability and reliability of the data supporting the statistical information presented.
The sections included in the Company's Annual Report on Form 20-F for the year ended December 31, 2019 which have been attributed to Energy Maritime Associates, including the section entitled "Overview of the Offshore Industry," have been reviewed by Energy Maritime Associates, which has confirmed to us that such sections accurately describe the offshore oil and gas industry, subject to the availability and reliability of the data supporting the statistical information presented.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a Registration Statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that Registration Statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  Further information about our company is available on our website at http://www.euronav.com.  The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	Our Current Report on Form 6-K, filed with the Commission on May 12, 2020;
•	Our Current Report on Form 6-K, filed with the Commission on May 11, 2020;
•	Our Current Report on Form 6-K, filed with the Commission on May 8, 2020;
•	Our Current Report on Form 6-K, filed with the Commission on May 5, 2020;
•
Our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 29, 2020, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•
The description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the Commission on January 21, 2015, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Euronav NV
De Gerlachekaai 20, 2000 Antwerpen
Belgium
Telephone: 011-32-3-247-4411

Information Provided by the Company
We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.  Indemnification of Directors and Officers.
The Registrant has entered into an indemnification agreement governed by Belgian law, or the Belgian Indemnification Agreement, with each of its directors. Pursuant to the Belgian Indemnification Agreement, the Registrant has agreed to indemnify each director, to the fullest extent permitted by applicable law, from and against the financial consequences of directors' liability claims related to pollution. This indemnification includes, to the extent legally permitted, compensation for and advancement of all expenses related to any judicial procedure or dispute in which the director is or could become subject to a pollution liability claim in connection with the discharge of his or her responsibilities, compensation of all financial consequences including fines and costs of such judicial procedure or dispute initiated by a third-party borne by the director, and the indemnification of such director's legal spouse to the extent he or she is sought solely in his or her capacity as a spouse or because of his or her patrimonial interests in relation to the goods that are claimed as compensation for an alleged fault of a director.
In addition, the Registrant has entered into an indemnification agreement governed by New York law, or the New York Indemnification Agreement, with each of its directors and officers, each an indemnitee. Pursuant to the New York Indemnification Agreement, the Registrant has agreed to indemnify each indemnitee, to the fullest extent permitted by applicable law, from and against any costs, expenses or fees paid, suffered or incurred by the indemnitee in connection with any claim or proceeding, including proceedings under the Securities Act or the Exchange Act or any other U.S. federal law, state law, statute or regulation, that the indemnitee is, was, or may be threatened to be involved as a party, or otherwise, by reason of his or her capacity as director or officer of the Registrant. The Registrant will not indemnify any director or officer from or against any financial consequences related to any claim or proceeding in which a court of competent jurisdiction has found the director or officer to be liable to the Registrant for fraud or willful misconduct in connection with or relating to his or her capacity as a director of officer. Under the New York Indemnification Agreement, the Registrant is not obligated to indemnify any indemnitee for, among other things, claims indemnified by any insurance policy, except with respect to any excess amount beyond the insurance proceeds made available to the indemnitee.

The Belgian Indemnification Agreement and the New York Indemnification Agreement should be read together and constitute the entire agreement between the Registrant and each director or officer with respect to the subject matter of both agreements. Should a conflict arise between the Belgian Indemnification Agreement and the New York Indemnification Agreement, the indemnitee enjoys the greater benefit afforded by either of the agreements.
Pursuant to the new Belgian Code of Companies and Associations, which entered into force on January 1, 2020, the enforceability of the Belgian Indemnification Agreement and the New York Indemnification Agreement may be limited. The Registrant is therefore considering replacing these arrangements with additional directors' and officers' liability insurance.
The Registrant currently already maintains directors' and officers' liability insurance, including coverage for, among other things, liabilities under the Securities Act and Exchange Act, and discretionary coverage for certain pollution claims.
Item 9. Exhibits
A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.
Item 10. Undertakings.
The undersigned Registrant hereby undertakes:
(a)	Under Rule 415 of the Securities Act,
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

(5)(i)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430D, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)–(g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(i)	Not applicable.
(j)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Antwerp, Belgium, on the May 18, 2020.
Euronav NV (Registrant)

By:	/s/ Lieve Logghe
Name:	Lieve Logghe
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Keith J. Billotti as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 18, 2020.

Signature	Title

/s/ Hugo De Stoop Hugo De Stoop	Chief Executive Officer (Principal Executive Officer)

/s/ Lieve Logghe Lieve Logghe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Carl Steen Carl Steen	Chairman of the Supervisory Board

/s/ Ludovic Saverys Ludovic Saverys	Director

/s/ Carl Trowell Carl Trowell	Director

/s/ Grace Reksten Skaugen Grace Reksten Skaugen	Director

/s/ Anne-Hélène Monsellato Anne-Hélène Monsellato	Director

/s/ Anita Odedra Anita Odedra	Director

Authorized Representative
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this Registration Statement in the City of Newark, State of Delaware, on May 18, 2020.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

Exhibit Index
Number	Description
1.1	Form of Underwriting Agreement (for equity securities) (1)
1.2	Form of Underwriting Agreement (for debt securities) (1)
4.1	Form of Ordinary Share Certificate (2)
4.2	Form of Preferred Share Certificate (1)
4.3	Form of Senior Debt Securities Indenture
4.4	Form of Subordinated Debt Securities Indenture
4.5	Form of Warrant Agreement (1)
4.6	Form of Purchase Contract (1)
4.7	Form of Rights Agreement (1)
4.8	Form of Unit Agreement (1)
5.1	Opinion of Argo Law, Belgian counsel to the Company
5.2	Opinion of Seward & Kissel LLP, United States and New York counsel to the Company
8.1	Opinion of Argo Law, with respect to certain Belgian tax matters
8.2	Opinion of Seward & Kissel LLP, with respect to certain United States tax matters
23.1	Consent of Argo Law (included in Exhibit 5.1 and 8.1)
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.2 and 8.2)
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Drewry Shipping Consultants Ltd.
23.5	Consent of Energy Maritime Associates
24.1	Power of Attorney (contained in signature page)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture) (3)
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture) (3)
___________
(1)
To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934, as amended, of the Registrant and incorporated by reference into this Registration Statement.

(2)	Filed as Exhibit 4.1 to the Company's Amended Registration Statement on Form F-1/A (Amendment No. 1) (File No. 333-198625) on November 4, 2014.
(3)	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.